Marvell Appoints Rick Wallace and Daniel Durn to its Board of Directors

SANTA CLARA, Calif. – April 29, 2024 – Marvell Technology, Inc. (NASDAQ: MRVL), a leader in data infrastructure semiconductor solutions, has appointed Rick Wallace, President and Chief Executive Officer of KLA Corporation, where he also serves as a member of the board of directors, and Daniel Durn, Chief Financial Officer and Executive Vice President, Finance, Technology Services and Operations of Adobe Inc., to its board of directors effective April 25, 2024.

“Rick and Dan are proven leaders with track records of successfully guiding companies to higher levels of industry leadership and growth,” said Matt Murphy, Chairman and Chief Executive Officer of Marvell. “Both have extensive experience in our industry – Rick as leader of KLA, and Dan’s leadership in semiconductors prior to his current role at Adobe. They each have profound expertise in areas that will help advance our strategy to be the industry’s leading developer of optimized silicon for accelerated infrastructure in the AI era.”

Beginning as an applications engineer at KLA in 1988, Wallace became CEO in 2006 and has served as President since 2008 of the semiconductor manufacturing equipment and services company. Since then, he has expanded KLA’s international operations and successfully integrated seven other companies into KLA while growing revenue and income. Prior to KLA, he served at Ultratech Stepper Inc., Cypress Semiconductor Corporation and Procter & Gamble. Wallace has also served as a member of the board of directors of SEMI (Semiconductor Equipment and Materials International), including as SEMI’s Chairman of the Board, Splunk, Inc., NetApp, Inc., Proofpoint, Inc., and Beckman-Coulter.

Durn brings his decades of experience in the technology industry to Marvell, including 10 years as a public company CFO. At Adobe, Durn oversees company-wide operations with rigor and ongoing excellence, drives enablement at scale, and powers innovation across the organization. Prior to Adobe, he served as Senior Vice President and CFO at Applied Materials Inc., Executive Vice President and CFO at NXP Semiconductors N.V., Senior Vice President and CFO at Freescale Semiconductor Holdings Ltd., and CFO and Executive Vice President at GlobalFoundries Inc. He also held leadership positions in private equity and investment banking where he advised technology companies on corporate strategy and acquisitions.

About Marvell
To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for over 25 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, automotive, and carrier architectures transform—for the better.
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For further information, contact:
Stacey Keegan
pr@marvell.com